UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2023

W. P. Carey Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13779	45-4549771
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Manhattan West, 395 9th Avenue, 58th Floor New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	WPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 21, 2023, W. P. Carey Inc. (the “Company”) caused Net Lease Office Properties, a Maryland real estate investment trust and wholly-owned subsidiary of the Company (“NLOP”), to file a Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the proposed spin-off of certain assets of the Company into NLOP, pursuant to which NLOP is expected to become a separate, publicly traded real estate investment trust (the “Spin-Off”). In connection with the foregoing, certain subsidiaries of the Company and NLOP entered into the financing arrangements described below.

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2023, in connection with the proposed Spin-Off, NLOP and certain of its wholly-owned direct and indirect subsidiaries entered into (i) a $335.0 million senior secured mortgage loan (the “NLOP Mortgage Loan”) with JPMorgan Chase Bank. N.A., together with its successors and/or permitted assigns (collectively, the “Lenders”) and (ii) a $120.0 million mezzanine loan facility with the Lenders (the “NLOP Mezzanine Loan” and, together with the NLOP Mortgage Loan, the “NLOP Financing Arrangements”).

No borrowings under the NLOP Financing Arrangements will be funded until the satisfaction of certain conditions, including that (i) the registration statement on Form 10 filed by NLOP related to the Spin-Off shall have been declared effective by the SEC; (ii) the NLOP common shares shall have been approved for listing on the NYSE (or other nationally recognized stock exchange); and (iii) the Company shall have authorized and declared the distribution of NLOP common shares pursuant to the Spin-Off, and only upon the request of NLOP. The Company intends to request funding of the borrowings for NLOP under the NLOP Financing Arrangements only if such funding occurs substantially concurrently with the Spin-Off. Following the Spin-Off, the NLOP Financing Arrangements will be the sole obligation of NLOP and its subsidiaries.

NLOP Mortgage Loan

Pursuant to the loan agreement governing the NLOP Mortgage Loan (the “NLOP Mortgage Loan Agreement”), the NLOP Mortgage Loan is secured by first priority mortgages and deeds of trusts encumbering the interests of certain subsidiaries of NLOP (the “NLOP Mortgage Loan Borrowers”) in 40 properties owned indirectly by NLOP that were not subject to existing secured mortgage debt prior to the entry into the NLOP Mortgage Loan (collectively, the “Mortgaged Properties”) and by pledges of equity of the NLOP Mortgage Loan Borrowers (and, with respect to the NLO Mortgage Loan Borrowers that are limited partnerships, the general partners thereof), NLO Holding Company LLC, a Delaware limited liability company (“NLO Holding Company LLC”), and each of NLO MB TRS LLC, a wholly-owned subsidiary of NLOP Holding Company LLC (“NLO MB TRS LLC”), and NLO SubREIT LLC, a Delaware limited liability company “NLO SubREIT”).

The NLOP Mortgage Loan is scheduled to mature approximately two years following the date on which the NLOP Mortgage Loan is funded in accordance with the terms thereof, subject to the NLOP Mortgage Loan Borrowers’ right to extend such term for two one-year extensions, subject to certain conditions, including the payment of certain extension fees.

Upon funding of the borrowing pursuant to the NLOP Mortgage Loan, the NLOP Mortgage Loan will bear interest at an annual rate of (i) one-month Term SOFR rate (as defined in the NLOP Mortgage Loan Agreement) (subject to a floor of 3.85%), plus (ii) 5.0%. In addition, the NLOP Mortgage Loan Borrowers shall enter into one or more interest rate cap agreements with certain counterparties on such terms as set forth in the NLOP Mortgage Loan Agreement. Interest under the NLOP Mortgage Loan will be payable monthly in arrears.

NLOP Mezzanine Loan

Pursuant to the loan agreement governing the NLOP Mezzanine Loan (the “NLOP Mezzanine Loan Agreement”), the NLOP Mezzanine Loan shall be structurally subordinated to the NLOP Mortgage Loan and secured by assets customary for a mezzanine loan, including a pledge of 100% of the common equity interests in NLO Mezzanine Borrower LLC, a Delaware limited liability company (the “NLOP Mezzanine Borrower”) and a pledge of 100% of the equity interests in a wholly-owned subsidiary of NLO Mezzanie Borrower the NLOP Mezzanine Borrower.

The NLOP Mezzanine Loan is scheduled to mature approximately five years after the date on which the NLOP Mezzanine Loan Agreement is funded in accordance with the terms thereof.

Upon funding of the borrowing pursuant to the NLOP Mezzanine Loan, the NLOP Mezzanine Loan will bear interest at an annual rate of 14.5%, 10% of which is required to be paid current on a monthly basis, and 4.5% of which will be a payment-in-kind (PIK) accrual (on a quarterly basis).

The foregoing description of the NLOP Financing Arrangements is a summary and does not purport to be complete, and is qualified in its entirety by reference to the NLOP Mortgage Loan and the NLOP Mezzanine Loan, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this “Current Report”), respectively, and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 21, 2023, the Company issued a press release announcing the Spin-Off and the implementation of an asset sale program to dispose of 87 office properties that will remain on the Company’s balance sheet upon completion of the Spin-Off (the “Office Sale Program”). A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On September 21, 2023, the Company released a presentation on the “Investors” section of its website at http://www.wpcarey.com. A copy of the investor presentation is also attached as Exhibit 99.2 and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2 and the information contained on the Company’s website, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Forward Looking Statements

Certain of the matters discussed in this Current Report constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate,” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements regarding: the expected timing and outcome of the proposed Spin-Off, if it occurs at all; the timing or amount of borrowings under the NLOP Financing Arrangements, if any, the fees and expenses related thereto, and the reimbursement of such fees and expenses relating thereto; and the anticipated office sale program. These statements are based on the current expectations of the Company’s management, and it is important to note that the Company’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to inflation and increased interest rates, the effects of pandemics and global outbreaks of contagious diseases (such as the COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict (including the ongoing conflict between Russia and Ukraine and the global response to it), war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that the Company has filed with the SEC, could also have material adverse effects on the Company’s future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in the Company’s filings with the SEC and are available at the SEC's website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as the risks described under the heading “Risk Factors” in the Form 10. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated September 20, 2023, by and among JPMorgan Chase Bank, N.A. and the borrowers named therein.
10.2	Mezzanine Loan Agreement, dated September 20, 2023, between NLO Mezzanine Borrower LLC and JPMorgan Chase Bank, N.A.
99.1	Press release of the Company dated September 21, 2023.
99.2	Investor presentation by the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date:	September 21, 2023	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone Chief Financial Officer